Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-34148) on Form S-3 and Form S-8 (No. 333-202022) of First National Corporation and subsidiary of our report, dated March 30, 2016 relating to our audits of the consolidated financial statements, included in the Annual Report on Form 10-K of First National Corporation and subsidiary for the year ended December 31, 2015.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 30, 2016